Exhibit 10.30

THIRD AMENDMENT TO SERVICE COMPANY CONTRACT

This Third Amendment to that certain Service Company Contract (hereinafter referred to as the “Agreement”) is made and entered into as of the 16th day of December, 1997, by and between Pinnacle Administrative Company (formerly known as Florida Administrators, Inc.), a Florida corporation (hereinafter referred to as the “Management Company”) and Pinnacle Benefits, Inc. (formerly known as Compensation Benefits, Inc.), a Florida corporation (hereinafter referred to as “Service Company”).

RECITALS

WHEREAS, the Management Company and the Service Company have previously entered into the Agreement effective April 7, 1995; and

WHEREAS, the Management Company and the Service Company subsequently entered into that certain “Amendment to Service Company Contract” effective January 26, 1996 (hereinafter referred to as the “First Amendment”); and

WHEREAS, the Management Company and the Service Company subsequently entered into that certain “Second Amendment to Service Company Contract” effective January 1, 2000, (hereinafter referred to as the “Second Amendment”); and

WHEREAS, the Management Company has entered into that certain Management Company Contract (“AmCOMP Assurance Management Agreement”) between Management Company and AmCOMP Assurance Corporation, a Florida stock insurance company, said AmCOMP Assurance Management Agreement being dated December 16, 1997, as thereafter amended; and

WHEREAS, the Management Company and the Service Company have agreed to expand the scope of the Agreement also to include all of those claims related services to be provided by Management Company to or on behalf of AmCOMP Assurance Corporation under the AmCOMP Assurance Management Agreement which are within the scope and duties and responsibilities of the Service Company under the Agreement; and

WHEREAS, the Service Company has agreed to accept and to assume all of the duties and responsibilities of the Management Company relating to claims and claims servicing under the AmCOMP Assurance Management Agreement in addition to those duties and responsibilities relating to claims and claims servicing of AmCOMP Preferred Insurance Company under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby conclusively acknowledged by all parties, it is agreed by and between the Management Company and the Service Company as follows:

1.             The above Recitals are incorporated into the terms and provisions of this Third Amendment by reference.

2.             “Article I – Definitions” at Section 1.4 of the Agreement, as previously amended, shall further be and are hereby amended to read as follows:

“1.4, the term “AmCOMP” as utilized throughout the Agreement shall be deemed to mean: (1) AmCOMP Preferred Insurance Company, a Florida stock insurance company, and (2) AmCOMP Assurance Corporation, a Florida stock insurance company.  In addition to those claims related duties, services and obligations already covered by the Agreement, as amended, relating to AmCOMP Preferred Insurance Company, the Service Company hereby additionally agrees and undertakes to perform all of those claims related duties, services and obligations as described and as set forth in the Agreement, as amended, necessary to fulfill all of the Management Company’s claims related duties and obligations under the AmCOMP Assurance Management Agreement, as thereafter amended.  The Service Company shall maintain separate records as to the AmCOMP Preferred Insurance Company claims and the AmCOMP Assurance Corporation claims involving or relating to its duties and responsibilities under the Agreement, as amended.”

3.             All remaining terms and provisions of the Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and reaffirmed.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement or the prior amendments, the terms and provisions of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to Service Company Contract effective as of the date set forth above.

Witnesses:

MANAGEMENT COMPANY: PINNACLE ADMINISTRATIVE COMPANY

/s/ Laura Newstead	By:	/s/ Debra Cerre-Ruedisili
Print Name: Laura Newstead		As Its Director, Executive Vice President Chief Operating Officer
/s/ Jay Di Egidio		And Duly Authorized Agent
Print Name: Jay Di Egidio

SERVICE COMPANY: PINNACLE BENEFITS, INC.

/s/ Lisa Patterson	By:	/s/ [ILLEGIBLE]
Print Name: Lisa Patterson		As Its Secretary
And Duly Authorized Agent
/s/ Jay Di Egidio
Print Name: Jay Di Egidio